Exhibit 99.1

USG Corporation Reports 2013 Third Quarter Results

Third Quarter 2013 vs. Third Quarter 2012

Consolidated Business Highlights

  Sales increased 12 percent to $925 million
  Operating profit of $75 million compared to $29 million
  Net income of $23 million compared to net loss of $29 million

Business Unit Highlights

  U.S. Gypsum wallboard shipments totaled 1.37 BSF vs. 1.20 BSF
  U.S. Gypsum average wallboard price of $154.04 per thousand square feet vs. $131.97
  Worldwide Ceilings operating profit decreased 8 percent to $22 million
  L&W operating profit of $3 million compared to operating loss of $10 million
  SHEETROCK® Brand UltraLight Panels accounted for 58 percent of all USG wallboard shipments in the United States

CHICAGO--(BUSINESS WIRE)--October 24, 2013--USG Corporation (NYSE:USG), a leading building products company, today reported third quarter 2013 net sales of $925 million, up 12 percent from third quarter 2012 net sales of $828 million. USG’s third quarter 2013 operating profit was $75 million compared to $29 million operating profit in the third quarter of 2012. Third quarter 2013 net income was $23 million or $0.21 per diluted share. This result compares to a $29 million net loss in the third quarter of 2012 or a net loss of $0.28 per diluted share.

“We had a very exciting quarter,” said James S. Metcalf, Chairman, President and CEO. “We were hard at work creating a world-leading plasterboard and ceilings joint venture in Asia, Australasia and the Middle East with Boral Limited, which we announced last week. We kept our focus on our core businesses and saw continued strong results in North America, and finally, we launched a dynamic new brand for USG.”

The corporation’s adjusted net income was $24 million in the third quarter of 2013, which compares to an adjusted net loss of $27 million in the third quarter of 2012. The adjusted net income for the third quarter of 2013 excludes a loss of $1 million from discontinued operations, net of tax. The adjusted net income for the third quarter of 2012 excluded $1 million in income from discontinued operations and $3 million in restructuring and long-lived asset impairment charges.

“This is an exciting time for USG as we shift our focus to growth. We plan to continue to lower our break-even, improve our margins, and find growth opportunities as we build upon the recovery,” Metcalf said. “The positive trend in our results demonstrates that our Plan to Win is working.”

A conference call is being held today at 10:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-800-315-2944 (1-847-413-2929 for international callers), and the pass code is 35737024. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Friday, November 8, 2013. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 35737024.

USG Corporation

USG Corporation is a manufacturer and distributor of innovative, high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG’s Worldwide operations serve the commercial, residential, and repair and remodel construction markets, enabling our customers to build the outstanding spaces where people live, work and play. USG wall, ceiling, exterior sheathing, flooring underlayment and roofing systems provide leading-edge building solutions, while L&W Supply branch locations efficiently stock and deliver building materials throughout the United States. USG and its subsidiaries are proud sponsors of the U.S. Olympic and Paralympic teams and the Canadian Olympic team. For additional information, visit www.usg.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ materially due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; our substantial indebtedness and our ability to incur substantial additional indebtedness; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material and energy costs; volatility in the assumptions used to determine the funded status of our pension plans; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; our ability to expand into new geographic markets and the stability of such markets; our ability to successfully enter into and operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; our ability to protect our intellectual property and other proprietary rights; changes in laws or regulations, including environmental and safety regulations; the satisfactory performance of certain business functions by third party service providers; our ability to achieve anticipated savings from cost reduction programs; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.

USG CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions except per share data)
(Unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012

Net sales	$925	$828	$2,655	$2,409

Cost of products sold	770	722	2,225	2,099

Gross profit	155	106	430	310

Selling and administrative expenses	80	74	229	224

Restructuring and long-lived asset impairment charges	-	3	3	5

Operating profit	75	29	198	81

Interest expense	51	50	151	154
Interest income	(1)	(1)	(3)	(3)
Loss on extinguishment of debt	-	-	-	41
Other income, net	(1)	(1)	(2)	(2)

Income (loss) from continuing operations before income taxes	26	(19)	52	(109)

Income tax expense	2	11	1	9

Income (loss) from continuing operations	24	(30)	51	(118)

Income (loss) from discontinued operations, net of tax	(1)	1	(1)	5

Net income (loss)	$23	$(29)	$50	$(113)

Earnings per common share - basic:
Income (loss) from continuing operations	$0.23	$(0.29)	$0.48	$(1.11)
Income (loss) from discontinued operations	(0.01)	0.01	(0.01)	0.04
Net income (loss)	$0.22	$(0.28)	$0.47	$(1.07)

Earnings per common share - diluted:
Income (loss) from continuing operations	$0.22	$(0.29)	$0.47	$(1.11)
Income (loss) from discontinued operations	(0.01)	0.01	(0.01)	0.04
Net income (loss)	$0.21	$(0.28)	$0.46	$(1.07)

Average common shares	108,608,086	107,380,328	108,486,583	106,128,123
Average diluted common shares	111,008,421	107,380,328	111,052,333	106,128,123

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	September 30,	December 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$452	$546
Short-term marketable securities	100	106
Restricted cash	2	1
Receivables (net of reserves - $17 and $16)	386	326
Inventories	327	304
Income taxes receivable	2	2
Deferred income taxes	2	2
Other current assets	54	40
Total current assets	1,325	1,327

Long-term marketable securities	38	25
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,817 and $1,738)	2,085	2,100
Deferred income taxes	40	38
Other assets	226	233

Total Assets	$3,714	$3,723

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$271	$286
Accrued expenses	234	237
Current portion of long-term debt	63	4
Deferred income taxes	22	22
Income taxes payable	3	2
Total current liabilities	593	551

Long-term debt	1,962	2,016
Long-term debt - related party	290	289
Deferred income taxes	6	5
Pension and other postretirement benefits	531	573
Other liabilities	260	270
Total liabilities	3,642	3,704

Stockholders' Equity:
Preferred stock	-	-
Common stock	11	11
Treasury stock	-	-
Additional paid-in capital	2,604	2,595
Accumulated other comprehensive loss	(252)	(233)
Retained earnings (accumulated deficit)	(2,317)	(2,367)
Stockholders' equity of parent	46	6
Noncontrolling interest	26	13
Total stockholders' equity including noncontrolling interest	72	19

Total Liabilities and Stockholders' Equity	$3,714	$3,723

Other Information:
Total cash and cash equivalents and marketable securities	$590	$677
Borrowing availability under existing credit facilities	283	197
Total Liquidity	$873	$874

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)

	Nine months
	ended September 30,
	2013	2012

Operating Activities
Net income (loss)	$50	$(113)
Less: (Loss) income from discontinued operations, net of tax	(1)	5
Income (loss) from continuing operations	51	(118)

Adjustments to reconcile income (loss) from continuing operations to net cash:
Depreciation, depletion and amortization	115	116
Loss on extinguishment of debt	-	41
Long-lived asset impairment charges	-	1
Share-based compensation expense	14	15
Deferred income taxes	(1)	4
Noncash income tax benefit	-	-
Gain on asset dispositions	(1)	(8)
(Increase) decrease in working capital:
Receivables	(57)	(33)
Income taxes receivable	-	2
Inventories	(24)	(11)
Prepaid expenses	(14)	2
Payables	(14)	17
Accrued expenses	(4)	25
Increase in other assets	-	3
Decrease in pension and other postretirement benefits	(59)	(23)
Decrease in other liabilities	(4)	(6)
Other, net	10	-
Net cash provided by operating activities - continuing operations	12	27

Investing Activities
Purchases of marketable securities	(152)	(115)
Sales or maturities of marketable securities	144	269
Capital expenditures	(72)	(41)
Acquisition of mining rights	(17)	(16)
Net proceeds from asset dispositions	1	14
Investments in joint ventures	(5)	(14)
Loan to joint venture	-	(4)
Deposit of restricted cash	(1)	(16)
Net cash (used for) provided by investing activities - continuing operations	(102)	77

Financing Activities
Issuance of debt	7	248
Repayment of debt	(3)	(281)
Payment of debt issuance fees	-	(5)
Loans from venture partner	3	2
Issuance of common stock	3	1
Repurchases of common stock to satisfy employee
tax withholding obligations	(9)	(5)
Net cash provided by (used for) financing activities - continuing operations	1	(40)

Effect of exchange rate change on cash	(4)	5

Net cash (used for) provided by operating activities - discontinued operations	(1)	4
Net cash used for investing activities - discontinued operations	-	(1)

Net (decrease) increase in cash and cash equivalents	(94)	72
Cash and cash equivalents at beginning of period	546	365
Cash and cash equivalents at end of period	$452	$437

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$137	$146
Income taxes paid, net of refunds received	4	5
Amount in accounts payable for capital expenditures	8	2

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012
Net Sales:

North American Gypsum:
United States Gypsum Company	$455	$382	$1,303	$1,131
CGC Inc. (gypsum)	90	81	258	248
USG Mexico, S.A. de C.V.	44	42	132	122
Other subsidiaries (1)	19	20	56	39
Eliminations	(31)	(29)	(90)	(85)
Total	577	496	1,659	1,455

Worldwide Ceilings:
USG Interiors, Inc.	119	121	354	353
USG International	36	32	106	95
CGC Inc. (ceilings)	15	15	47	49
Eliminations	(11)	(13)	(36)	(38)
Total	159	155	471	459

Building Products Distribution:
L&W Supply Corporation	331	300	931	863

Eliminations	(142)	(123)	(406)	(368)
Total USG Corporation	$925	$828	$2,655	$2,409

Operating Profit (Loss):

North American Gypsum:
United States Gypsum Company	$67	$22	$165	$77
CGC Inc. (gypsum)	5	3	11	8
USG Mexico, S.A. de C.V.	5	6	16	15
Other subsidiaries (1)	(1)	5	(2)	(1)
Eliminations	-	(1)	(1)	(1)
Total	76	35	189	98

Worldwide Ceilings:
USG Interiors, Inc.	20	21	65	61
USG International	(1)	1	1	-
CGC Inc. (ceilings)	3	2	9	8
Total	22	24	75	69

Building Products Distribution:
L&W Supply Corporation	3	(10)	2	(23)

Corporate	(25)	(18)	(62)	(57)
Eliminations	(1)	(2)	(6)	(6)
Total USG Corporation	$75	$29	$198	$81

(1) Includes our mining operation in Little Narrows, Nova Scotia, Canada, and our shipping company.

USG CORPORATION
RECONCILIATION of ADJUSTED NET INCOME (LOSS) to REPORTED GAAP NET INCOME (LOSS)
(dollars in millions)
(Unaudited)

	Three months		Nine Months
	ended September 30,		ended September 30,
	2013	2012	2013	2012

Net income (loss) - GAAP measure	$23	$(29)	$50	$(113)

Less:
Income (loss) from discontinued operations, net of tax	(1)	1	(1)	5
Reduction in valuation allowance for deferred tax assets	-	-	3	-

Add back:
Restructuring and long-lived asset impairment charges	-	3	3	5
Loss on extinguishment of debt	-	-	-	41

Adjusted net income (loss) - Non-GAAP measure	$24	$(27)	$51	$(72)

Adjusted Net Income (Loss) is a non-GAAP financial measure. We present Adjusted Net Income (Loss) to provide additional information regarding our current financial and operating performance because the measure excludes certain items that may not be indicative of the company's core operating results. In addition, Adjusted Net Income (Loss) is utilized by the company in evaluating operating performance.

UNITED STATES GYPSUM COMPANY
WALLBOARD REALIZED SELLING PRICES AND SHIPMENTS

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume
2013	$153.07	1.11	$153.77	1.29	$154.04	1.37

2012	$130.43	1.16	$132.09	1.15	$131.97	1.20	$132.26	1.22	$131.70	4.72

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.

CONTACT:
USG Corporation
Media:
Robert Williams
(312) 436-4356
rewilliams@usg.com
or
Investors:
Matthew Ackley
(312) 436-6263
investorrelations@usg.com